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                                                                 EXHIBIT 23.1(i)






                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 1996, appearing on page F-2 of PETsMART, Inc.'s Annual Report on Form 10-K for the year ended January 28, 1996. We also consent to the incorporation by reference of our report dated March 22, 1996, appearing in the Current Report on Form 8-K/A of PETsMART, Inc. dated January 30, 1996.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Phoenix, Arizona
November 1, 1996